Exhibit 99.1

P. O. Box 270 Hartford, CT 06141-0270 56 Prospect Street Hartford, CT 06103-2818 (860) 665-5000 www.nu.com

News Release

CONTACT:

Jeffrey R. Kotkin

        Office:

(860) 728-4650

NU REPORTS FOURTH QUARTER, YEAR-END 2011 RESULTS

HARTFORD, Connecticut, February 23, 2012 – Northeast Utilities (NYSE:NU) today reported earnings in the fourth quarter of 2011 of $113.3 million, or $0.64 per share, compared with earnings of $129.3 million, or $0.73 per share, in the fourth quarter of 2010.  NU earned $394.7 million, or $2.22 per share, in 2011, compared with $387.9 million, or $2.19 per share, in 2010.

Results for both years included non-recurring items.  Fourth quarter and full-year 2011 results included an after-tax charge of $17.9 million, or $0.10 per share1, associated with the recording of a
$30 million storm fund reserve to benefit customers of The Connecticut Light and Power Company (CL&P) who were without power for a week or more following the devastating October 29 snowstorm.  Full-year 2011 results also included after-tax expenses of $11.3 million, or $0.06 per share1, associated with NU’s pending merger with NSTAR.  Fourth quarter and full-year 2010 results included after-tax expenses of $9.4 million, or $0.06 per share1, associated with the NSTAR merger and a gain of
$15.7 million, or $0.09 per share1, associated with certain income tax items.

Excluding the non-recurring items noted above, NU earned $132.4 million, or $0.74 per share1, in the fourth quarter of 2011 and $423.9 million, or $2.38 per share1, for the full year of 2011, compared with earnings of $123 million, or $0.69 per share1, in the fourth quarter of 2010 and $381.6 million, or $2.16 per share1, for the full year of 2010.

2011 Results - Transmission

NU’s transmission segment earned $71.2 million in the fourth quarter of 2011 and $199.6 million, or $1.12 per share1, for the full year of 2011, compared with $50.5 million in the fourth quarter of 2010 and
$177.8 million, or $1.00 per share1, for the full year of 2010.  The increases in transmission segment net income in 2011, compared with the same periods of 2010, primarily reflect NU’s increased investment in transmission infrastructure and a lower effective tax rate in 2011.

2011 Results - Distribution and Generation

NU’s distribution and generation segment earned $47.3 million in the fourth quarter of 2011 and
$220.8 million, or $1.24 per share1, for the full year of 2011, including the aforementioned $17.9 million fourth quarter charge at CL&P.  Excluding that charge, the segment earned $65.2 million in the fourth quarter of 2011 and $238.7 million, or $1.34 per share1, for the full year of 2011.  By comparison, NU’s distribution and generation segment earned $75.5 million in the fourth quarter of 2010 and $206.2 million, or $1.16 per share1, for the full year 2010.

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Including the $17.9 million charge noted above, CL&P’s distribution segment earned $10.5 million in the fourth quarter of 2011 and $92.7 million for the full year of 2011, compared with earnings of $39.9 million in the fourth quarter of 2010 and $94.1 million for the full year of 2010.  Full-year results for 2011 reflect the impact of distribution rate changes that were effective July 1, 2010, and July 1, 2011, offset by the storm-related charge and higher pension and health care expense.

Public Service Company of New Hampshire’s (PSNH) distribution and generation segment earned
$18.1 million in the fourth quarter of 2011 and $76.2 million for the full year of 2011, compared with
$17.8 million in the fourth quarter of 2010 and $69.3 million for the full year of 2010.  Improved 2011 results reflect the impact of a distribution rate increase effective July 1, 2010, and higher generation-related earnings, partially offset by higher operation, depreciation, pension and tax expenses.

Western Massachusetts Electric Company’s (WMECO) distribution and generation segment earned
$7.7 million in the fourth quarter of 2011 and $20.2 million for the full year of 2011, compared with
$1.2 million in the fourth quarter of 2010 and $10.1 million for the full year of 2010.  Improved results reflect the impact of new distribution rates that were effective February 1, 2011.  Additionally, fourth quarter 2010 results included a $2.1 million after-tax charge related to the outcome of the distribution rate case.

Yankee Gas Services Company earned $11 million in the fourth quarter of 2011 and $31.7 million for the full year of 2011, compared with earnings of $16.6 million in the fourth quarter of 2010 and $32.7 million for the full year of 2010.  Lower fourth quarter results reflect an 8.5 percent decline in firm natural gas sales in the fourth quarter of 2011, compared with the fourth quarter of 2010.  For the full year, Yankee Gas firm natural gas sales were up 8 percent in 2011, compared with 2010.  They rose 5.1 percent on a weather-adjusted basis.

NU’s retail electric sales were down 1.2 percent in 2011, compared with 2010, and down 0.3 percent on a weather-adjusted basis.  Fourth quarter 2011 retail electric sales were down 4.5 percent, compared with the fourth quarter of 2010, reflecting both milder weather in 2011 and the impact of outages following the October 29 snowstorm.

2011 Results - NU Parent and Other Companies

NU parent and other companies had net expenses of $5.2 million in the fourth quarter of 2011 and
$25.7 million for the full year of 2011, compared with gains of $3.3 million in the fourth quarter of 2010 and $3.9 million for the full year of 2010.  2011 results include after-tax expenses associated with the NSTAR merger of $1.2 million in the fourth quarter of 2011 and $11.3 million for the full year of 2011.  Fourth quarter and full-year 2010 results reflect $9.4 million of after-tax merger expenses and a gain of $15.7 million from the NU parent tax items.

The following table reconciles 2011 and 2010 fourth quarter and full-year results.

		Fourth Quarter[1]	Full Year[1]

2010	Reported EPS	$0.73	$2.19
	Improved transmission earnings in 2011	$0.12	$0.12
	Change in distribution/generation results, excluding CL&P storm fund	($0.06)	$0.18
	Change in NU Parent/other results in 2011, excluding tax resolution, merger expenses	($0.01)	($0.08)
	Impact of fourth quarter 2010 tax resolution	($0.09)	($0.09)
	CL&P storm fund	($0.10)	($0.10)
	Expenses related to pending NSTAR merger	$0.05	---
2011	Reported EPS	$0.64	$2.22

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Financial results for the fourth quarter and full-year 2011 and 2010 are noted below.

Three months ended:

(in millions, except EPS)	December 31, 2011[1]	December 31, 2010[1]	Increase (Decrease)	2011 EPS[1]
CL&P Distribution, ex. storm fund	$28.4	$39.9	($11.5)	$0.16
PSNH Distribution/Generation	$18.1	$17.8	$0.3	$0.10
WMECO Distribution/Generation	$7.7	$1.2	$6.5	$0.05
Yankee Gas	$11.0	$16.6	($5.6)	$0.06
Total—Distribution/Generation	$65.2	$75.5	($10.3)	$0.37
CL&P Transmission	$54.7	$40.8	$13.9	$0.31
PSNH Transmission	$7.4	$6.0	$1.4	$0.04
WMECO Transmission	$8.8	$3.6	$5.2	$0.05
NU Transmission Ventures	$0.3	$0.1	$0.2	--
Total—Transmission	$71.2	$50.5	$20.7	$0.40
NU Parent/other companies, ex. tax resolution, merger expenses	($4.0)	($3.0)	($1.0)	($0.03)
Net impact of tax resolution	---	$15.7	($15.7)	---
CL&P storm fund	($17.9)	---	($17.9)	($0.10)
NSTAR merger expenses	($1.2)	($9.4)	$8.2	---
Reported Earnings	$113.3	$129.3	($16.0)	$0.64

12 months ended:

(in millions, except EPS)	December 31, 2011[1]	December 31, 2010[1]	Increase (Decrease)	2011 EPS[1]
CL&P Distribution, ex. storm fund	$110.6	$94.1	$16.5	$0.62
PSNH Distribution/Generation	$76.2	$69.3	$6.9	$0.43
WMECO Distribution/Generation	$20.2	$10.1	$10.1	$0.11
Yankee Gas	$31.7	$32.7	($1.0)	$0.18
Total—Distribution/Generation	$238.7	$206.2	$32.5	$1.34
CL&P Transmission	$151.9	$143.9	$8.0	$0.86
PSNH Transmission	$24.1	$20.7	$3.4	$0.13
WMECO Transmission	$22.8	$13.0	$9.8	$0.13
NU Transmission Ventures	$0.8	$0.2	$0.6	--
Total—Transmission	$199.6	$177.8	$21.8	$1.12
NU Parent/Other companies, ex. tax resolution, merger expenses	($14.4)	($2.4)	($12.0)	($0.08)
Net impact of tax resolution	---	$15.7	($15.7)	---
CL&P storm fund	($17.9)	---	($17.9)	($0.10)
NSTAR merger expenses	($11.3)	($9.4)	($1.9)	($0.06)
Reported Earnings	$394.7	$387.9	$6.8	$2.22

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Retail sales data:

Gwh for three months ended	December 31, 2011	December 31, 2010	% Change Actual	% Change Weather Norm.
CL&P	5,130	5,445	(5.8)	(3.3)
PSNH	1,891	1,913	(1.2)	(0.4)
WMECO	877	914	(4.0)	(2.4)
Total NU	7,895	8,268	(4.5)	(2.5)

Gwh for 12 months ended
CL&P	22,315	22,666	(1.5)	(0.5)
PSNH	7,815	7,847	(0.4)	0.4
WMECO	3,695	3,732	(1.0)	(0.2)
Total NU	33,812	34,230	(1.2)	(0.3)

Yankee Gas firm volumes in mmcf for three months ended	12,665	13,846	(8.5)	2.3
Yankee Gas firm volumes in mmcf for 12 months ended	46,880	43,406	8.0	5.1

As of December 31, 2011, NU had approximately 177 million common shares outstanding.  It operates New England’s largest energy delivery system, serving more than 2 million customers in Connecticut, New Hampshire and Massachusetts.

1 All per share amounts in this news release are reported on a diluted basis.  The only common equity securities that are publicly traded are common shares of NU parent.  The earnings and earnings per share (EPS) of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in NU's assets and liabilities as a whole.  EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted NU parent common shares outstanding for the period.  Management uses this non-GAAP financial measure to evaluate earnings results and to provide details of earnings results and guidance by business.  In addition, earnings and EPS excluding merger, CL&P storm fund and certain tax expenses are non-GAAP measures.  Management believes that these measures are useful to investors to evaluate the actual and projected financial performance and contribution of NU’s businesses.  Non-GAAP financial measures should not be considered as alternatives to NU consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of NU’s operating performance.

This news release includes statements concerning NU’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, actions or inaction of local, state and federal regulatory and taxing bodies; changes in business and economic conditions, including their impact on interest rates, bad debt expense and demand for NU’s products and services; changes in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make NU’s access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; the effects and outcome of our pending merger with NSTAR, and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in NU’s reports filed with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made, and NU undertakes no obligation to update the information contained in any forward-looking statements to reflect developments or circumstances occurring after the statement is made or to reflect the occurrence of unanticipated events.

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Note: NU will webcast a conference call with investors on Friday, February 24, 2012, at 8 a.m. Eastern Standard Time. The webcast can be accessed through NU’s website at www.nu.com.